Exhibit 99.3

Mediaset S.p.A. Registered office in via Paleocapa n. 3, 20121 Milan (MI) Share Capital Euro 614,238,333.28 Milan Monza Brianza and Lodi Companies Register and Tax ID No. 09032310154 Extract from the notice of call of Mediaset S.p.A. shareholders' meeting of 4 September 2019 The shareholders of Mediaset S.p.A. (ticker MS), holders of ordinary or possibly holders of ADR (CUSIP 584469407) are called on to take part in the extraordinary shareholders meeting in Cologno Monzese (MI), Viale Europa no. 46, on Wednesday 4 September 2019, at 10:00 am, in a single call to resolve on the following Agenda A. Cross-border merger of Mediaset S.p.A. and Mediaset España Comunicación S.A. into Mediaset Investment N.V. 1. Approval of the joint plan for the cross-border merger of Mediaset S.p.A. and Mediaset España Comunicación S.A., a company incorporated under Spanish law and directly controlled by Mediaset S.p.A., into Mediaset Investment N.V., a company incorporated under Dutch law and directly controlled by Mediaset S.p.A.; related and consequent resolutions. For information on the share capital, on the right to request the addition of new business and move new resolutions on business already on the agenda, on eligibility to attend and proxy votes at the meeting, as well as on the right to ask questions before the meeting and on the availability of documentation concerning the business on the agenda, please refer to the full text of the notice of call published on the Company's website www.mediaset.it (section Corporate/Governance/Shareholders’ Meeting) and available on the eMarket Storage system at the web address www.emarketstorage.com. Shareholders have the right to access all documentation stored at the registered office and to obtain a copy. The Bylaws are available on the Company's website www.mediaset.it (section Corporate/Governance/Bylaws). Right of withdrawal The cross-border merger of Mediaset S.p.A. and Mediaset España Comunicación S.A., a company incorporated under Spanish law, into Mediaset Investment N.V., a company incorporated under Dutch law, entitles shareholders who have not taken part in the adoption of the relevant resolution to exercise their right of withdrawal within fifteen days of the date of registration of the resolution of the shareholders' meeting in the Companies' Register; this date will be made known by means of a notice published on the website www.mediaset.it and on daily newspaper, as well as on the eMarket Storage system at the web address www.emarketstorage.com. . In this regard, it should be noted that the unit settlement value of Mediaset S.p.A. shares, in relation to which the right of withdrawal is exercised, was determined in Euro 2.770 in accordance with the provisions of Article 2437-ter of the Italian Civil Code with reference to the arithmetic average of the daily closing prices published by Borsa Italiana S.p.A. in the six months preceding the date of publication of the notice of call. Special Voting Shares In the context of the cross-border merger, it is envisaged that MFE – MEDIAFOREUROPE N.V., as the company resulting from the merger, will adopt a special voting mechanism to promote the development and continued involvement of a sound base of long-term shareholders. To this end, it is envisaged that MFE – MEDIAFOREUROPE N.V. will grant to the shareholders of Mediaset S.p.A. and to the shareholders of Mediaset España Comunicación S.A., upon request, special voting shares which attribute additional voting rights to the voting rights attributed by each ordinary share issued in the context of the merger. In particular, it is envisaged that MFE – MEDIAFOREUROPE N.V. will issue A shares with special voting rights, with two voting rights, to be awarded in addition to the ordinary shares of MFE – MEDIAFOREUROPE N.V., so that entitled shareholders who so request may have a total of three voting rights for each ordinary share of MFE – MEDIAFOREUROPE N.V. held. The first award of A shares with special voting rights (the Initial Award) will take place once thirty days have elapsed from the effective date of the merger. As an alternative to the Initial Allocation, the A shares with special voting rights will subsequently be awarded to the entitled shareholders of MFE – MEDIAFOREUROPE N.V. who so request after three years have elapsed in which the continuously held ordinary shares of MFE – MEDIAFOREUROPE N.V. (the Subsequent Award). Subject to the applicable terms and conditions, Mediaset S.p.A. shareholders are entitled to receive special A shares with special voting rights at the Initial Award; to this end, shareholders must, under penalty of forfeiture: complete and send to the Company, through their respective custodian intermediaries, no later than 26 August 2019 (i.e., on the seventh working day prior to Mediaset S.p.A. shareholders’ extraordinary meeting called to approve the merger), the specific application form, which will be made available on the website www.mediaset.it (section Corporate/Governance/Shareholders’Meeting) concerning the merger; and along with the documentation  continue to hold the Mediaset S.p.A. shares (as well as the MFE – MEDIAFOREUROPE N.V. shares received following the completion of the merger in application of the exchange ratio), in relation to which the award of the A shares with special voting rights will be requested, during the period between the day on which the application form is sent to the respective intermediary and the expiry of the thirtieth day following the effective date of the merger. In the event such Mediaset S.p.A. shares (prior to the completion of the merger) or such MFE – MEDIAFOREUROPE N.V. shares (after the completion of the merger) are transferred to a third party, the requesting shareholder will lose the right to receive the corresponding A shares with special voting rights on the date of the Initial Award. To facilitate the identification of the requesting shareholders, as well as the exact number of A shares with special voting rights to be issued and awarded on the date of the Initial Award, Mediaset S.p.A. shares in relation to which the application form has been submitted shall be assigned a specific ISIN code (the Special ISIN) replacing the regular ISIN code (ISIN IT0001063210) or the temporary ISIN code XXITV0001089 assigned to the shares in relation to which the increased vote has been requested under Italian law. The Mediaset S.p.A. shareholder holding Special ISIN shares may at any time request the conversion of such shares into Mediaset S.p.A. shares that can be freely traded and that hold a regular ISIN code, or a temporary ISIN code assigned to the shares in respect of which the increased vote has been requested under Italian law, as a consequence, such shareholder will no longer be entitled to receive A shares with special voting rights on the Initial Award date. More information on the Initial Award can be found in the "Terms and Conditions for the Initial Award of Special Voting Shares" which will be made available on the website www.mediaset.it (section Corporate/Governance/Shareholders’ Meeting). For information on special voting shares and the procedure for their subsequent award, please refer to the "Terms and Conditions of Special Voting Shares" which will be made available on the website www.mediaset.it (section Corporate/Governance/Shareholders’ Meeting). Milan, 08 June 2019 The Chairman Fedele Confalonieri

US investors disclaimer This Transaction is made for the securities of a foreign company. The Transaction is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the documents, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that the issuer may purchase securities otherwise than in the business combination, such as in open market or privately negotiated purchases.